UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 19, 2013

CAMBIUM LEARNING GROUP, INC.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-34575	27-0587428
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

17855 North Dallas Parkway, Suite 400, Dallas, Texas		75287
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	214-932-9500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 1, 2013, Cambium Learning Group, Inc. (the "Company") received a deficiency notice from the NASDAQ Stock Market ("NASDAQ") stating that for the last 30 consecutive days the Company had not met the $15 million minimum market value of publicly held shares ("MVPHS") continued listing standard as required by Marketplace Rule 5450(b)(3)(C). As provided in the NASDAQ rules, the Company has 180 calendar days, or until October 28, 2013, to regain compliance.

On May 24, 2013, the Company received a letter from NASDAQ stating that for the ten consecutive trading days from May 10, 2013 to May 23, 2013, the Company’s MVPHS was $15 million or greater and that the Company had regained compliance with the continued listing standard.

Although compliance was regained, the Company applied to transfer the listing of its common stock to The NASDAQ Capital Market and, on June 19, 2013, the Company received notification from NASDAQ that the Company's application to list its common stock on The NASDAQ Capital Market had been approved. The Company's securities have now been transferred from The NASDAQ Global Market to The NASDAQ Capital Market effective as of the opening of trading on The NASDAQ Capital Market on June 20, 2013. The NASDAQ Capital Market is a continuous trading market that operates in substantially the same manner as The NASDAQ Global Market. All companies whose securities are listed on The NASDAQ Capital Market must meet certain financial requirements and adhere to NASDAQ's corporate governance standards. The Company's common stock will continue to trade under the symbol "ABCD". The Company believes that the transfer of its common stock listing to the NASDAQ Capital Market will provide additional transactional flexibility as the MVPHS continued listing standard will be reduced from $15 million to $1 million.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAMBIUM LEARNING GROUP, INC.

June 21, 2013	By:	/s/ Barbara Benson

Name: Barbara Benson
Title: Chief Financial Officer